Exhibit 99.2

MEDEQUITIES REALTY TRUST, INC.
3100 WEST END AVENUE, SUITE 1000
NASHVILLE, TN 37203

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on . Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	To consider and vote on the merger (the "merger")of MedEquities Realty Trust, Inc.("MedEquities") with and into Omega Healthcare Investors, Inc. ("Omega") pursuant to the Agreement and Plan of Merger, dated as of January 2, 2019, by and among MedEquities, MedEquities OP GP, LLC, MedEquities Realty Operating Partnership, LP, Omega and OHI Healthcare Properties Limited Partnership, as it may be amended from time to time (the "merger proposal"); and	☐	☐	☐
2	To consider and vote on a proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate,including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger(the "adjournment proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000405771_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at MEDEQUITIES REALTY TRUST, INC. Special Meeting of Stockholders April [ . ], 2019 __:__ AM This proxy is solicited by the Board of Director www.proxyvote.com The undersigned hereby appoints John W. McRoberts, William C. Harlan and Jeffery C. Walraven, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, $ 0.01 par value per share, of MEDEQUITIES REALTY TRUST, INC. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at __:__ AM, CDT on April [ . ], 2019, at the Company's offices, located at 3100 West End Avenue, Suite 1000, Nashville, TN 37203, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposal 1 (the merger proposal) and "FOR" Proposal 2 (the adjournment proposal). Continued and to be signed on reverse side